Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

July, 2004

CYCLACEL GROUP PLC

and

THE PERSONS NAMED IN SCHEDULE 1

CONTENTS

Clause

1.	Registration Rights
	1.1	Definitions
	1.2	Request for Registration
	1.3	Company Registration
	1.4	Obligations of the Company
	1.5	Obligations of the Shareholders
	1.6	Furnish Information
	1.7	Expenses of Registration
	1.8	Underwriting Requirements
	1.9	Delay of Registration
	1.10	Indemnification
	1.11	Reports Under the Exchange Act
	1.12	Lock-up Agreement
	1.13	Termination of Registration Rights
2.	Other
	2.1	Several Liability
	2.2	Successors and Assigns
	2.3	Amendments and Waivers
	2.4	Notices
	2.5	Severability
	2.6	Counterparts
	2.7	Exclusion of Third Party Rights
	2.8	Whole Agreement
	2.9	Governing Law
	2.10	Titles and Subtitles

CYCLACEL GROUP PLC

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this Agreement) is made as of the     July, 2004, between Cyclacel Group plc (registered number 5090795) whose registered office is 6-8 Underwood Street, London N1 7JQ (the Company) and the current holders of its ordinary shares (par value 1p) as set out in Schedule 1 (the Shareholders).

RECITALS

WHEREAS, the Company proposes to offer ordinary shares in the form of shares or American Depositary Receipts in connection with an initial public offering (the IPO);

WHEREAS, it is anticipated that the shares offered in the IPO will be admitted to the Official List of the London Stock Exchange plc and approved for quotation on the Nasdaq National Market (each a Listing);

WHEREAS, prior to the reorganisation (the Reorganisation) of the Company in connection with the IPO, the Company’s then-effective articles of association (the Pre-Reorganisation Articles of Association) required the Company upon a Listing to enter into a registration rights agreement to provide Shareholders with certain rights to register ordinary shares of the Company for sale by way of a public offering in the United States; and

WHEREAS, the parties to this Agreement intend to replace the registration rights granted under the Pre-Reorganisation Articles of Association with the provisions contained herein;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

1.                                      REGISTRATION RIGHTS

The Company and the Shareholders covenant and agree as follows:

1.1                               Definitions

For purposes of this Section 1:

(a)                                  the term affiliate has the meaning set forth in Rule 501(b) under the United States Securities Act of 1933, as amended (the Securities Act);

(b)                                 the term Exchange Act means United States Securities Exchange Act of 1934, as amended;

(c)                                  the terms Form F-1, Form F-2 and Form F-3 mean such forms under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

(d)                                 the terms register, registered, and registration refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(e)                                  the term Registrable Securities means (i) the ordinary shares of the Company held by the Shareholders immediately following completion of the Reorganisation and (ii) any other ordinary shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Shareholder (other than a sale to an affiliate in a transaction in which the Shareholder’s rights and obligations under this Agreement have been assigned to such affiliate).

Notwithstanding the foregoing, ordinary shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (i) registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) sold or issued in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof (or any similar exemption) or (iii) otherwise transferred under circumstances such that subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act;

(f)                                    the term SEC means the United States Securities and Exchange Commission.

1.2                               Request for Registration

(a)                                  If the Company shall receive at any time after the earlier of (i) the admission to trading of the Company’s ordinary shares on any public securities market (including a Listing) and (ii) November 19, 2006, a written request from the Shareholders making such request that the Company file a registration statement (other than a registration statement pursuant to Rule 415) under the Securities Act covering the registration of Registrable Securities representing at least 20% in nominal value of the ordinary shares of the Company then outstanding (an Initial Request), then the Company shall, subject to the terms and conditions of this Agreement, give written notice within fourteen (14) days of receipt of an Initial Request to all other Shareholders that such an Initial Request has been received.  Each such other Shareholder may request, by delivery of written request (all such requests together with the Initial Request, the Requests and each a Request) to the Company, that the Company also register the number of such Shareholder’s Registrable Securities specified in such notice, provided that the Company receives such Request within fourteen (14) days of the mailing of such notice by the Company.  Any Shareholder making a Request (a Requesting Shareholder) shall specify (i) the number of Registrable Securities to be registered, (ii) such Requesting Shareholder’s plan of distribution, including the jurisdictions in which the Registrable Securities are expected to be offered and (iii) whether the Registrable Securities shall be part of an underwritten offering.  Subject to the terms and conditions of this Agreement, including the terms described in this subsection 1.2(a) and the limitations of subsections 1.2(b)-(e), the Company shall employ in good faith all reasonable efforts to effect as soon as practicable, and in any event within two hundred ten (210) days of the receipt of the Initial Request, the registration under the Securities Act of only those Registrable Securities covered by the Requests.

(b)                                 If marketing factors require a limitation of the number of shares to be registered, then the number of Registrable Securities to be registered shall be reduced pro rata among the Requesting Shareholders. If the Requesting Shareholders making the Initial Request intend to distribute the Registrable Securities covered by the Requests by means of an underwritten offering, the managing underwriter shall be selected by the Company and shall be reasonably acceptable to the Requesting Shareholders participating in such underwritten offering holding a majority in nominal value of Registrable Securities to be registered (a Majority Interest); provided, that, after notice of such selection is provided by the Company to the Requesting Shareholders participating in such underwritten offering, such selected managing underwriter shall be deemed to have been accepted by such Requesting Shareholders unless such Requesting Shareholders holding a Majority Interest, within fourteen (14) days after the Company has given such notice, have notified the Company in writing of their objection to the selection of such managing underwriter.

(c)                                  The Shareholders shall be entitled to a total of two (2) F-2 or F-3 demand registrations (or other short-form registrations) per year if the Company qualifies for the use thereof.

(d)                                 Notwithstanding the foregoing, if the Company shall furnish to the Requesting Shareholders a certificate signed by the Chairman of the board of directors of the Company stating that in the good faith judgement of the board of directors, it would be materially adverse to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days from the date on which the Company delivers such certificate; provided, however, that the Company may not utilise this right more than once in any twelve-month period.  The Shareholders hereby acknowledge that any notice given by the Company pursuant to this Section 1.2 shall constitute material non-public information and that the U.S. securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(e)                                  In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)                                     after the Company has effected two (2) registrations (excluding any short form registration requested pursuant to 1.2(c)) pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)                                  during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii)                               if the Requesting Shareholders propose to dispose of Registrable Securities that may be, at the time of such proposal, registered pursuant to a request made pursuant to Section 1.3 below.

1.3                               Company Registration

If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Requesting Shareholders) any of its ordinary shares under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) the IPO, (ii) a registration relating solely to the sale of securities to participants in a employee benefit plan approved by the board of directors of the Company, (iii) a transaction covered by Rule 145 under the Securities Act approved by the board of directors of the Company, (iv) a registration in which the only securities being registered are ordinary shares of the Company issuable upon conversion of debt securities which are also being registered or (v) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Shareholders written notice of such registration.  Upon the written request of any Shareholder given within fourteen (14) days after mailing of such notice by the Company in accordance with Section 2.3, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Securities Act all of the Registrable Securities that such Shareholder has requested to be registered; provided, that (i) such request shall specify the number of Registrable Securities to be registered and, in the case of an underwritten offering, contain a statement that such Shareholder agrees to the Company’s selection of managing underwriter and (ii) the Company will have first priority to issue ordinary shares on Company-initiated registrations and, in the case of an underwritten offering, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Shareholders, and the number of Registrable Securities to be included by the Shareholders in such underwriting shall be reduced pro rata among the participating Shareholders. The Company has the right to withdraw any offering prior to the effective date thereof without liability to a Shareholder.  If, following delivery of notice by the Company pursuant to this Section 1.3, any of the Shareholders decide not to include any or all of their Registrable Securities in any registration statement filed by the Company, such Shareholders shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or statements as may be filed by the Company with respect to offerings of their securities, all upon the terms and conditions set forth herein.

1.4                               Obligations of the Company

Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  prepare and file with the SEC a registration statement with respect to such Registrable Securities and employ in good faith all reasonable efforts to cause such registration statement to become effective, and, upon the request of any of the Shareholders, keep such registration statement effective for up to one hundred twenty (120) days, or such shorter time as may be needed to complete the distribution of such Registrable Securities.  The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days, or such shorter time as may be needed to complete the distribution of such Registrable Securities;

(c)                                  furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Shareholders;

(d)                                 employ in good faith all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which the Company is not already qualified to do business or subject to service of process;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter or underwriters of such offering;

(f)                                    notify the Shareholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days after the occurrence of any such event;

(g)                                 cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, to the extent that such Registrable Securities are not so listed;

(h)                                 provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP and ISIN number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)                                     employ in good faith all reasonable efforts to furnish, at the request of the Shareholders pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) such opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as are customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) such comfort letters dated such date, from the independent certified public accountants of the Company, in form and substance as are customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

1.5                               Obligations of the Shareholders

In connection with the Company’s registration obligations hereunder, each Shareholder:

(a)                                  Covenants and agrees that it will not sell any Registrable Securities pursuant to a registration statement until it has received copies of such registration statement as then amended or supplemented and such registration statement and any post-effective amendments thereto have become effective.

(b)                                 Covenants and agrees that it and its officers, directors and affiliates will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a registration statement.

(c)                                  Agrees that upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 1.4(f), such Shareholder will forthright discontinue disposition of Registrable Securities under a registration statement until such Shareholder has received copies of the amendments or supplements thereto and has been advised in writing by the Company that the use of the applicable registration statement may be resumed.

1.6                               Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the Shareholders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Shareholders’ Registrable Securities.  The Company shall have no obligation to take any action pursuant to Section 1.2 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a).

1.7                               Expenses of Registration

(a)                                  Demand Registration.  All reasonable expenses other than underwriting fees, discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel (appointed by Requesting Shareholders holding a Majority Interest and reasonably acceptable to the Company) for the Requesting Shareholders shall, to the extent lawful, be borne by the Company.  Notwithstanding the above, if a demand registration is not declared or ordered effective due to the action or inaction of any Shareholder or Shareholders, then such Shareholder or Shareholders shall bear all expenses incurred in connection with such demand registration.

(b)                                 Company Registration.  All reasonable expenses other than underwriting fees,  discounts and commissions incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to Section 1.3, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel (appointed by majority of the participating Shareholders holding a Majority Interest) for the participating Shareholders shall, to the extent lawful, be borne by the Company.  Notwithstanding the above, if a Company-initiated registration is not declared or ordered effective due to the action or inaction of any participating Shareholder or Shareholders, then such participating Shareholder or Shareholders shall bear all expenses incurred in connection with such registration.

1.8                               Underwriting Requirements

In connection with any offering involving an underwriting of the Company’s ordinary shares, the Company shall not be required to include any Registrable Securities of a Shareholder in such underwriting unless such Shareholder accepts the usual and customary terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by the Company, and then only in such quantity as such underwriter or underwriters determine(s) in its or their sole discretion will not jeopardise the success of the offering by the Company.

1.9                               Delay of Registration

No Shareholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10                        Indemnification

In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                  to the extent permitted by law, the Company will indemnify and hold harmless each Shareholder and each affiliate of such Shareholder against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a Violation): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will pay to each Shareholder and each of its affiliates, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Shareholder or any of its affiliates for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by or on behalf of any Shareholder or any of its affiliates, nor shall the Company be liable to any Shareholder who participates in the offering or sale of Registrable Securities or to any of its affiliates, in any such case to the extent that any such loss, claim, damage, liability or action arises out of such person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting the existence of a Violation on or before the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in the final prospectus, unless such failure to send or give a copy of such final prospectus was a result of the Company’s failure to provide such Shareholder with such a final prospectus;

(b)                                 to the extent permitted by law, each Shareholder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any other Shareholder selling securities in such registration statement and any affiliate of the Company or any such other Shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Shareholder for use in connection with such registration; and such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the liability of each Shareholder under this subsection 1.10(b) shall not exceed an amount equal to the proceeds of the sale of the relevant Registrable Securities by such Shareholder net of underwriting fees, discounts and commissions incurred in connection with such registration, filing or qualification of the relevant Registrable Securities; and provided further, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Shareholder, which consent shall not be unreasonably withheld.

(c)                                  promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defence thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnifying party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10;

(d)                                 notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control;

(e)                                  the obligations of the Company and the Shareholders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.  The provisions of this Section 1.10 shall only apply in the case of a sale of Registrable Securities pursuant to a registration statement under Section 1 of this Agreement and not to any sale exempt from the registration requirements of Section 5 of the Securities Act.

1.11                        Reports Under the Exchange Act

With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Shareholders to sell securities of the Company to the public without registration or pursuant to a registration on Forms F-1, F-2 or F-3 the Company agrees to:

(a)                                  make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after one hundred twenty (120) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to the Shareholders, so long as the Shareholders own any Registrable Securities, forthwith upon written request a written statement by the Company that in its reasonable belief it has complied with the current public information reporting requirements of Rule 144 under the Securities Act (at any time after one hundred twenty (120) days after the effective date of the first registration statement filed by the Company).

1.12                        Lock-up Agreement

The Shareholders hereby agree that they will execute an agreement in the form attached to this Agreement (“Lock-up Agreement”) as Schedule 2 hereto.  The rights of the Shareholders under this agreement shall at all times be subject to the terms of the lock-up agreement executed by each of them pursuant to this clause.

1.13                        Termination of Registration Rights

A Shareholder shall not be entitled to exercise any right provided for in this Section 1 after such time all of such Shareholder’s Registrable Securities have been (a) registered under the Securities Act, the registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of pursuant to such effective registration statement, (b) sold or issued in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof (or any similar exemption) or (c) otherwise transferred under circumstances such that subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act. Notwithstanding the foregoing sentence, such Shareholder shall nevertheless be subject to the obligations of Section 1.12 above

2.                                      OTHER

2.1                               Several Liability

The rights and obligations of the Shareholders are several and, accordingly for the avoidance of doubt, no Shareholder shall be liable for the default of any other Shareholder.

2.2                               Successors and Assigns

Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the ordinary shares issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.3                               Amendments and Waivers

Any variation of this Agreement shall not be binding on the parties unless set out in writing, expressed to vary this Agreement, and signed by authorised representatives of the Company and the Shareholders.

A waiver of any term of this agreement shall not be binding on the parties unless set out in writing, expressed to waive a specific term of this Agreement, and signed by authorised representatives of the Company and the Shareholders. A waiver by one of the parties of any of the provisions of this Agreement or of any breach of or default by the other party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this Agreement not waived or from acting on any subsequent breach of or default by the other party under any of the provisions of this deed.

No consent of any underwriter (as referred to in section 1.9 above) is necessary for any variation (including any release or compromise in whole or in part of any liability) or waiver or termination of this agreement or any part of it.

2.4                               Notices

Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing (which, for the purposes of this clause, includes facsimile but not electronic mail) and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or facsimile, or forty-eight (48) hours after being deposited in the Royal Mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

If to the Shareholders:

The addresses and fax number as set out against the name of each Shareholder in Schedule 1.

If to the Company:

Cyclacel Group plc

Dundee Technopole

James Lindsay Place

Dundee DD1 5JJ

United Kingdom

Attention:  Secretary

Facsimile:  +44.1382.206.067

2.5                               Severability

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in whole or in part under any enactment or rule of law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

2.6                               Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.7                               Exclusion of Third Party Rights

Except as expressly stated in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

2.8                               Whole Agreement

This Agreement and the documents referred to in it contains the whole agreement between the parties relating to the transactions contemplated by this agreement and supersedes all previous agreements between the parties relating to these transactions. Each of the parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty or other assurance except any which are expressly set out in this Agreement

In entering into this Agreement no party may rely on any representation, warranty, collateral contract or other assurance (except any which are expressly set out in this Agreement) made by or on behalf of any other party before the signature of this Agreement and each of the parties waives all rights and remedies which, but for this clause, might otherwise be available to him in respect of any such representation, warranty, collateral contract or other assurance; provided that nothing in this clause shall limit or exclude any liability for fraud.

2.9                               Governing Law

This agreement shall be governed by and construed in accordance with English law. The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and the parties submit to the exclusive jurisdiction of the English courts.  The Shareholders (excluding those whose registered office or principle residence is in the United Kingdom) shall within 10 business days appoint an agent in England for service of process and shall not notify the Company of the full details of such agent within 5 business days of their appointment. Each party waives any objection to the English courts having jurisdiction to settle any disputes arising out of or in connection with this agreement on grounds that they are an inconvenient or inappropriate forum to settle any dispute. Each party waives any right it may have to a jury trial of any claim or cause of action in connection with this agreement. This Agreement may be filed as a written consent to trial by court.

2.10                        Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

The parties have executed this Registration Rights Agreement as of the date first above written.

SCHEDULE 1

SHAREHOLDERS

Name and address of Shareholder
1.	Dr Allan Balmain, Comprehensive Cancer Centre, University of California, San Francisco, 2340 Sutter Street S227, Box 0128, San Francisco, CA 94143, U.S.A.

Fax: +1 415 502 6779 Email: abalmain@cc.ucsf.com

2.	BankInvest Biomedical Venture III, Sundkrogsgade 7, P.O. Box 2672, DK-2100, Copenhagen, Denmark

Fax: +45 33 41 9035 Email: chs@bankinvest.dk

3.	The Bank of New York (Nominees) Limited. Beneficial owner: Finsbury Life Sciences Investment Trust, One Canada Square, London E14 4AL, U.K.

Fax: 0207 964 6030 Email: tracey.lago@closefinsbury.co.uk

4.	Michael Le Barbera, 185 Park Street, Montclaer NJ07042, USA

Fax: Email:

5.	Biomedical Sciences Investment Fund Pte Limited, EDB Investment Fund Pte Limited, 250 North Bridge Road, #27-04 Raffles City Tower, Singapore 179101

Fax: Email: juilim@edb.gov.sg

6.	Cancer Research Technology Limited, Sardinia House, Sardinia Street, London WC2A 3NL, U.K.

Fax: 0207 269 3641 E-mail: hkumar@cancertechnology.co.uk

7.	Carnegie Fund II, Biotech bridge sub-fund, Vastra Tradgardsgatan 15, SE-103 38 Stockholm, Stockholm, Sweden

Fax: +46 8 58 86 92 08 Email: ulftos@carnegie.se

8.	Chancellor V, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc), 1166 Avenue of the Americas, New York, NY 10036, U.S.A.

Fax: +1 212 278 9821 Email: parag_saxena@invesco.com; ben_gruder@invesco.com

9.	Chancellor V-A, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc), 1166 Avenue of the Americas, New York, NY 10036, U.S.A.

Fax: +1 212 278 9821 Email: parag_saxena@invesco.com; ben_gruder@invesco.com

10.	Citiventure 2000 L.P (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc), 1166 Avenue of the Americas, New York, NY 10036, U.S.A.

Fax: +1 212 278 9821 Email: parag_saxena@invesco.com; ben_gruder@invesco.com

11.	Dresdner Kleinwort Wasserstein Limited, Riverbank House, 2 Swan Lane, London EC4R 3UX, U.K.

Attn: Company Secretary (copied to Elaine Robertson) Fax: +44 20 74757250 Email: elaine.robertson@drkw.com

12.	The Equitable Life Assurance Society, c/o Paul Howell, Insight Investment Management, 33 Old Broad Street, London EC2N 1HZ, U.K.

Fax: Email: paul.howell@insightinvestment.com rhonda.ryan@insightinvestment.com

13.	Professor Sir Christopher Evans, c/o Merlin Biosciences Limited, 33 King Street, St James’s, London SW1Y 6RJ, U.K.

Fax: Email:

14.	Dr Robin Fahraeus, 9 Rue Toussaint Feron, 75013 Paris, France

Fax: Email: robinfahraeus@yahoo.co.uk

15.	GeneChem Therapeutics Venture Fund L.P, Genechem Management Inc, 1001 Maisonneuve Boulevard West, Suite 920, Montreal QUE H3A 3C8, Canada

Fax: +1 514 849 5191 Email: ines@genechem.com

16.	Dr Athos Gianella-Borradori M.D., c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ, Scotland

Fax: Email: agianellaborradori@cyclacel.com

17.	Highland and Universal Investments Limited, c/o Ramsay Gillies, Highland and Universal, Unit B9, Highland House, St. Catherines Road, Perth PH1 5RY, Scotland

Fax: 01738 636662 Email: hu-office@lineone.net

18.	Highland and Universal Securities Limited, c/o Ramsay Gillies, Highland and Universal, Unit B9, Highland House, St. Catherines Road, Perth PH1 5RY, Scotland

Fax: 01738 636662 Email: hu-office@lineone.net

19.	International Life Science Partners LP, 15 East North Street, City of Dover, County of Kent, State of Delaware 19901, U.S.A.

Fax: 0207 681 9129 Email: daniel.green@hbmpartners.com justin.duckworth@hbmpartners.com

20.	Investment Enterprise Partnership “NIF 21-ONE(1)”, 1-2-1, Kyobashi, Chuo-ku, Tokyo, 104-0031, Japan

Fax: 81-3-5210-1518 Email: takeda@nif.co.jp; yoshinaga@nif.co.jp

21.	Dr Eberhard Krausz, Neukircher Strasse 5, D-01324 Dresden, Germany

Fax: 00 44 351 210 2000 Email: Krausz@mpi.cbg.de

22.	Professor Sir David Lane, c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ, Scotland

Fax: 01382 206067 Email: dlane@cyclacel.com

23.	LDC Co-Investment Plan 2001 “A”, 45 Old Bond Street, London W15 4QT, U.K.

Fax: 0207 647 2000 Email: slicudi@ldc.co.uk

24.	LDC Co-Investment Plan 2001 “B”, 45 Old Bond Street, London W15 4QT, U.K.

Fax: 0207 647 2000 Email: slicudi@ldc.co.uk

25.	Lloyds TSB Development Capital Ltd, 45 Old Bond Street, London W15 4QT, U.K.

Fax: 0207 647 2000 Email: rmacarthur@ldc.co.uk

26.	Dr Howard Marriage, c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ, Scotland

Fax: 01382 330782 Email: hmarriage@cyclacel.com

27.	Merifin Capital N.V, c/o Finabel SA, 254 Route de Lausanne, CH-1292 Geneva - Chambesy, Switzerland.

Fax: + 32 2 646 3036; + 41 22 770 0089 Email: martinedemeyer@merifin.com; guillaumederham@merifin.com; rhamcurzon@merifin.com; coenteulings@merifin.com

28.	Merlin Equity Limited, 33 King Street, St James’s, London SW1Y 6RJ

Fax: 0207 811 4001 Email: mdocherty@merlin-biosciences.com

29.	Merlin General Partner II Limited (as general partner of the Merlin Biosciences Fund L.P.), La Motte Chambers, La Motte Street, St. Helier, Jersey

Fax: 01534 602433 Email: denzil.boschat@abacusglobal.com

30.	Merlin General Partner II Limited (as managing partner of the Merlin Biosciences Fund GBR), La Motte Chambers, La Motte Street, St. Helier, Jersey

Fax: 01534 602433 Email: denzil.boschat@abacusglobal.com

31.	Merlin General Partner Limited (as general partner of the Merlin Fund L.P.), La Motte Chambers, La Motte Street, St. Helier, Jersey

Fax: 01534 602433 Email: denzil.boschat@abacusglobal.com

32.	NIF Ventures Co Limited, 1-2-1, Kyobashi, Chuo-ku, Tokyo, 104-0031, Japan

Fax: 81-3-5210-1518 Email: takeda@nif.co.jp; yoshinaga@nif.co.jp

33.	Noble Grossart Investments Ltd, 48 Queen Street, Edinburgh EH2 3NR, Scotland

Fax: 0131 226 3332 Email: john.waddell@noblegrossart.co.uk

34.	Northern Investors Company PLC, Northumberland House, Princess Square, Newcastle upon Tyne NE1 8ER, U.K.

Fax: 0191 244 6001 E-mail: chris.mellor@nvm.co.uk

35.	Northern Venture Trust PLC, Northumberland House, Princess Square, Newcastle upon Tyne NE1 8ER, U.K.

Fax: 0191 244 6001 E-mail: chris.mellor@nvm.co.uk

36.	Quest for Growth, Lei 19, Box 2, B-3000, Leuven, Belgium

Fax: Email: quest@questforgrowth.com

37.	Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc), 29 Queen Anne’s Gate, London SW1H 9BU, U.K.

Fax: Email:iain.wilcock@questor.co.uk
38.	Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc), 29 Queen Anne’s Gate, London SW1H 9BU, U.K.

Fax: Email:iain.wilcock@questor.co.uk

39.	Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 5 plc), 29 Queen Anne’s Gate, London SW1H 9BU, U.K.

Fax: Email:iain.wilcock@questor.co.uk

40.	Rombotis Family Trust, Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8 1AT

Fax: 01382 206067 Email: srombotis@cyclacel.com

41.	Scottish Equity Partnership, c/o Scottish Equity Partners Limited, 17 Blythswood Square, Glasgow G2 4AD, Scotland

Fax: Email: brian.kerr@sepl.co.uk

42.	SEP II, c/o Scottish Equity Partners Limited, 17 Blythswood Square, Glasgow G2 4AD, Scotland

Fax: Email: brian.kerr@sepl.co.uk

43.	SEP II B, c/o Scottish Equity Partners Limited, 17 Blythswood Square, Glasgow G2 4AD, Scotland

Fax: Email: brian.kerr@sepl.co.uk

44.	SOGE Innovation 5, 2 Place de la Couple, 92078 Paris, La Defense, France

Fax: +33 156 37 8647 Email: midori.yokoyama@sgam.com

45.	SOGE Innovation 6, 2 Place de la Couple, 92078 Paris, La Defense, France

Fax: +33 156 37 8647 Email: midori.yokoyama@sgam.com

46.	SOGE Innovation 7, 2 Place de la Couple, 92078 Paris, La Defense, France

Fax: +33 156 37 8647 Email: midori.yokoyama@sgam.com

47.	D C Thomson & Company Limited, 22 Meadowside, Dundee DD1 1LN, Scotland

Fax: Email: chwt@dcthomson.co.uk

48.	University of Dundee, Perth Road, Dundee DD1 4HN, Scotland

Fax: Email: sbrymer@thomtonsws.co.uk

49.	The University Court of the University of Edinburgh, Technology Transfer Centre, 1-7 Roxborough Street, Edinburgh EH8 9TA, Scotland

Fax: Email: derek.waddell@ed.ac.uk

50.	The University Court of the University of Glasgow, 2 The Square, University Avenue, Glasgow G12 8QQ, Scotland

Fax: Email: kcullen@enterprise.gla.ac.uk

51.	UOB Venture Technology Investments Ltd, 80 Raffles Place, #30-20 UOB Plaza 2, Singapore 048624

Fax: +65 6538 2569 Email: jeanthoh@uobvm.com.sg

52.	Venture Capital Investment Limited Partnership NIF Japan - USA – Europe Bridge Fund, 1-2-1, Kyobashi, Chuo-ku, Tokyo, 104-0031, Japan

Fax: 81-3-5210-1518 Email: takeda@nif.co.jp; yoshinaga@nif.co.jp

53.	V-Sciences Investments Pte Ltd, 60B Orchard Road, #06-18 Tower 12, The Atrium@Orchard, Singapore 238891

Fax: Email: dawnchan@temasek.com.sg

54.	Nikolai Zhelev, 28 West Acres Drive, Newport-on-Tay, Fife DD6 8NR, Scotland

Fax: Email

SCHEDULE 2

FORM OF LOCK-UP AGREEMENT

Signatories

Signed by	)
Cyclacel Group plc	)
acting by	)

Signed by Dr Allan Balmain	)

Signed by	)
BankInvest Biomedical Venture III	)
acting by	)

Signed by	)
Bank of New York (Nominees) Limited	)
acting by	)

Signed by Michael Le Barbera	)

Signed by	)
Biomedical Sciences Investment Fund Pte Limited	)
acting by	)

Signed by	)
Cancer Research Technology Limited	)
acting by	)

Signed by	)
Carnegie Fund II, Biotech bridge sub-fund	)
acting by	)

Signed by	)
Chancellor V, L.P. (acting by its general partner IPC	)
Direct Associates V LLC and by its managing member	)
INVESCO Private Capital Inc))

Signed by	)
Chancellor V-A, L.P. (acting by its general partner IPC	)
Direct Associates V LLC and by its managing member	)
INVESCO Private Capital Inc))

Signed by	)
Citiventure 2000 L.P (acting by its general partner IPC	)
Direct Associates V LLC and by its managing member	)
INVESCO Private Capital Inc))

Signed by	)
Dresdner Kleinwort Wasserstein Limited	)
acting by	)

Signed by	)
The Equitable Life Assurance Society	)
acting by	)

Signed by Professor Sir Christopher Evans	)

Signed by Dr Robin Fahraeus	)

Signed by	)
GeneChem Therapeutics Venture Fund L.P	)
acting by	)

Signed by Dr Athos Gianella-Borradori M.D.	)

Signed by	)
Highland and Universal Investments Limited	)
acting by	)

Signed by	)
for Highland and Universal Securities Limited	)
acting by	)

Signed by	)
International Life Science Partners LP	)
acting by	)

Signed by	)
Investment Enterprise Partnership “NIF 21-ONE(1)”	)
acting by	)

Signed by Dr Eberhard Krausz	)

Signed by Professor Sir David Lane	)

Signed by	)
Lloyds TSB Development Capital Ltd	)
acting by	)

Signed by	)
LDC Co-Investment Plan 2001 “A”	)
acting by	)

Signed by	)
LDC Co-Investment Plan 2001 “B”	)
acting by	)

Signed by Dr Howard Marriage	)

Signed by	)
Merifin Capital N.V.	)
acting by	)

Signed by	)
Merlin Equity Limited (as general partner of the Merlin	)
Fund L.P))
acting by	)

Signed by	)
Merlin General Partner Limited (as general partner of the	)
Merlin Fund L.P.))
acting by	)

Signed by	)
Merlin General Partner II Limited (as managing partner	)
of the Merlin Biosciences Fund L.P))
acting by	)

Signed by	)
Merlin General Partner II Limited (as managing partner	)
of the Merlin Biosciences Fund GBR))
acting by	)

Signed by	)
for NIF Ventures Co Limited	)
acting by	)

Signed by	)
Noble Grossart Investments Ltd	)
acting by	)

Signed by	)
Northern Investors Company PLC	)
acting by	)

Signed by	)
Northern Venture Trust PLC	)
acting by	)

Signed by	)
Quester Capital Management Ltd (acting as manager for	)
and on behalf of Quester VCT 3 plc))
acting by	)

Signed by	)
Quester Capital Management Ltd (acting as manager for	)
and on behalf of Quester VCT 4 plc))
acting by	)

Signed by	)
Quester Capital Management Ltd (acting as manager for	)
and on behalf of Quester VCT 5 plc))
acting by	)

Signed by	)
Quest for Growth acting by	)

Signed by two Trustees for and on behalf of Rombotis	)
Family Trust	)

Signed by	)
Scottish Equity Partnership	)
acting by	)

Signed by	)
SEP II	)
acting by	)

Signed by	)
SEP II B	)
acting by	)

Signed by	)
The University of Dundee	)
acting by	)

Signed by	)
SOGE Innovation 5)
acting by	)

Signed by	)
SOGE Innovation 6)
acting by	)

Signed by	)
SOGE Innovation 7)
acting by	)

Signed by	)
D C Thomson & Company Limited	)
acting by	)

Signed by	)
The University Court of the University of Edinburgh	)
acting by	)

Signed by	)
The University Court of the University of Glasgow acting by	)
acting by	)

Signed by	)
UOB Venture Technology Investments Ltd acting by	)
acting by	)

Signed by	)
Venture Capital Investment Limited Partnership NIF	)
Japan - USA – Europe Bridge Fund	)
acting by	)

Signed by	)
V-Sciences Investments Pte Ltd	)
acting by	)

Signed by Nikolai Zhelev	)